Exhibit 10.1

AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (this “Agreement”) is made as of the __th day of April, 2017 by and between, Interpace Diagnostics Group, Inc., a Delaware corporation (the “Company”) and the holder identified on the signature page hereto (“Investor”). Capitalized terms not defined herein shall have the meaning as set forth in the Initial Exchange Agreement (as defined below).

R E C I T A L S

A.           On October 31, 2014, the Company and Interpace Diagnostics, LLC issued a Non-Negotiable Subordinated Secured Promissory Note (the “Original Note”) to RedPath Equityholder Representative, LLC (the “Original Investor”) with an aggregate principal amount currently outstanding of $9,336,250.00.

B.           On March 23, 2017, the Investor purchased the Original Note and, pursuant to that certain Exchange Agreement, dated as of March 22, 2017, by and between the Company and the Investor (the “Initial Exchange Agreement”), exchanged the Original Note for (x) a senior secured convertible note with an aggregate initial principal amount of $5,321,662.50 (the “Convertible Note”) and (y) a senior secured note, with an aggregate initial principal amount of $3,547,775.00 (the “Senior Note”).

C.           The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Company and the Investor shall exchange such aggregate principal of the Senior Note as set forth on the signature page hereto (the “Exchange Note”) for a senior secured convertible note in the form attached hereto as Exhibit A (which, is identical in all material respects to the Convertible Note, but with an initial conversion price as set forth on the signature page attached hereto), with an aggregate principal amount equal to the aggregate principal of the Exchange Note (the “New Exchanged Convertible Note”), convertible into Common Stock (as defined below) in accordance therewith (the New Exchanged Convertible Note as converted, the “New Exchanged Conversion Shares”, and together with the New Exchanged Convertible Note, the “New Exchanged Securities”).

D.           The exchange of the Exchange Note for the New Exchanged Convertible Note is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

A G R E E M E N T

1.            Exchange. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, on the Closing Date (as defined below) the Investor shall, and the Company shall, pursuant to Section 4(a)(2) of the Securities Act, exchange the Exchange Note for the New Exchanged Convertible Note. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1.1 to 1.5, the “Exchange”):

1.1          Delivery. In exchange for the Exchange Note, the Company shall deliver or cause to be delivered to the Investor the New Exchanged Convertible Note. As of the Closing Date, all of the Investor’s rights under the Exchange Note shall be extinguished.

1.2          Other Documents. The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.3         No Additional Consideration. The New Exchanged Convertible Note shall be issued to the Investor in exchange for the Exchange Note without the payment of any additional consideration.

1.4          Closing. Upon confirmation that the conditions to closing specified in this Agreement have been satisfied or duly waived by the Investor or the Company, as applicable, the closing of the Exchange (the “Closing”) shall occur on the date hereof or such other date as is mutually acceptable to the Investor and the Company (the “Closing Date”).

1.5          Amendments; Ratification.

(a)      Initial Exchange Agreement Amendments. Effective as of the Closing Date, the Initial Exchange Agreement is hereby amended as follows:

(i)     The defined term “Exchanged Convertible Note” is hereby amended to include the New Exchanged Convertible Note.

(ii)     The defined term “Exchanged Conversion Shares” is hereby amended to include the New Exchanged Conversion Shares.

(iii)     The defined term “Agreement” is hereby amended to include this Agreement.

(iv)     Section 1.5 of the Initial Exchange Agreement is hereby amended and restated as follows:

At such time (the “Release Date”) as the Exchanged Non-Convertible Note and the New Exchanged Convertible Note (as defined in that certain Amendment and Exchange Agreement, dated, March 30, 2017), in the aggregate, has less than $1,596,498.75 in aggregate principal amount outstanding, the Investor shall release its security interest arising pursuant to the Security Documents and the Guaranty.

(b)      Other Exchange Document Amendments. Effective as of the Closing Date, each of the other Exchange Documents (as defined in the Initial Exchange Agreement) are hereby amended as follows:

(i)     The defined terms “Exchanged Notes” and “Notes” are each hereby amended to include the New Exchanged Convertible Note.

(ii)     The defined term “Exchange Agreement” is hereby amended to include this Agreement.

(c)     Ratification. The Company, on behalf of itself and each of its Material Subsidiaries (and as further acknowledged and agreed to by the Material Subsidiaries signatory hereto), hereby (i) acknowledges and agrees that the New Exchanged Convertible Notes shall constitute “Notes” under the Security Agreement (as defined in the Initial Exchange Agreement), each other Security Document (as defined in the Initial Exchange Agreement) and the Guaranties, (ii) reaffirms the Obligations (as defined in the Security Agreement) and the Guaranteed Obligations (as defined in the Guaranties), in each case which, for the avoidance of doubt, shall include all amounts outstanding under the New Exchanged Convertible Notes) and (iii) further ratifies and reaffirms the validity and enforceability of the Guaranties and all of the Liens heretofore granted, pursuant to and in connection with the Security Agreement, any other Security Document, the Guaranties and/or the Notes (as defined in the Security Agreement, as amended hereby, which, for the avoidance of doubt, includes the New Exchanged Convertible Notes), to Hudson Bay Master Fund Ltd., in its capacity as a holder of such Notes, as collateral security for the Obligations in accordance with their respective terms and (z) acknowledges that all of such Liens and all Collateral (as defined in the Security Agreement) heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof.

2.            Company Representations and Warranties. As of the date hereof and as of the Closing Date:

2.1          Organization and Qualification. The Company and each of its Material Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Material Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) the transactions contemplated hereby or in any of the other Exchange Documents (as defined below) or (iii) the authority or ability of the Company and its Material Subsidiaries to perform any of their respective obligations under any of the Exchange Documents (as defined below). “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” “Material Subsidiaries” means, collectively, Interpace Diagnostics Corporation, a Delaware corporation and Interpace Diagnostics, LLC, a Delaware limited liability company and any other, direct or indirect, “significant subsidiary” of the Company (as defined in Regulation S-X of the Securities Act of 1933 and the 1934 Act (as defined below)). Each Subsidiary of the Company that is not a “Material Subsidiary” has no material assets or liabilities as of the date hereof and as of the Closing Date (each, an “Inactive Subsidiary”). For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

2.2          Authorization and Binding Obligation. The Company and each of its Material Subsidiaries have the requisite power and authority to enter into and perform its obligations under this Agreement, the Initial Exchange Agreement, the Security Documents, the Guaranties, the New Exchanged Securities, the Exchanged Securities, as applicable, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement or the Initial Exchange Agreement (collectively, the “Exchange Documents”) and the Company has the requisite power and authority to issue the New Exchanged Securities in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by the Company and the Material Subsidiaries and the consummation by the Company and the Material Subsidiaries of the transactions contemplated hereby and thereby, has been duly authorized by the Company's Board of Directors and the governing body of the Material Subsidiaries, including, without limitation, the approval by the Company’s Board of Directors of the issuance of the New Exchanged Convertible Note and the reservation for issuance and issuance of New Exchanged Conversion Shares issuable upon conversion of the New Exchanged Convertible Note, and no further filing, consent, or authorization is required by the Company, its Board of Directors, any board of directors or managers of any Material Subsidiary or any of their stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

2.3          No Conflict. Except as set forth on Schedule 2.3, the execution, delivery and performance of the Exchange Documents by the Company and its Material Subsidiaries and the consummation by the Company and its Material Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Exchanged Convertible Note and reservation for issuance and issuance of the New Exchanged Conversion Shares issuable upon conversion of the New Exchanged Convertible Note) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

2.4        No Consents. Except as provided on Schedule 2.4, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the Securities and Exchange Commission (the “SEC”) of a Form D with the SEC, any other filings as may be required by any state securities agencies and filing of UCC financing statements), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. Except as disclosed in the SEC Documents, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

2.5         Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer and issuance by the Company of the New Exchanged Securities is exempt from registration under the Securities Act. The offer and issuance of the New Exchanged Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) thereof.

2.6          Issuance of New Exchanged Securities. Neither the New Exchanged Convertible Note nor the New Exchanged Conversion Shares shall bear any restrictive legend and, upon any conversion of the New Exchanged Convertible Note, the New Exchanged Conversion Shares shall be freely tradeable by the Investor. The issuance of the New Exchanged Convertible Note has been duly authorized and upon issuance is in accordance with the terms of the Exchange Documents and shall be validly issued, fully paid and non-assessable and free from all Liens. Upon issuance or conversion in accordance with the New Exchanged Convertible Note, the New Exchanged Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. By virtue of Rule 144(d)(3)(ii) under the Securities Act, the New Exchanged Convertible Note will have a Rule 144 holding period that will be deemed to have commenced as of October 31, 2014, the date of the original issuance of the Original Note to the Original Investor. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than the Exchange Documents) to grant or submit to any of the foregoing in the future.

2.7        Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the New Exchanged Convertible Note to be exchanged with the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

2.8          SEC Documents; Financial Statements. Except as set forth on Schedule 2.8, during the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Investor or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system requested by the Investor or its representatives. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, in the aggregate). No other information provided by or on behalf of the Company or any of its Subsidiaries to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

2.9          Equity Capitalization. As of 1:00 pm Eastern Standard Time on the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which, [•] are issued and outstanding and [•] shares are reserved for issuance pursuant to securities (other than the Senior Note and the Convertible Note) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock, of which none are issued and outstanding. 54,254 shares of Common Stock are held in treasury. “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. 29,232 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents, to the Company’s knowledge, as of the date hereof, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined in the Convertible Note), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). Except as set forth on Schedule 2.9: (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements (other than in connection with Permitted Indebtedness secured by Permitted Liens) securing obligations, other than obligations under such Permitted Indebtedness secured by Permitted Liens, in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Exchanged Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has furnished to the Investor true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

2.10         Ranking of New Exchanged Convertible Note. Except with respect to the Permitted Senior Indebtedness, no Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Exchanged Notes or the New Exchange Convertible Note in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

2.11        Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

2.12        Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or any of its Material Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company and its Material Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Material Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Material Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Material Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

3.            Investor’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Investor represents, warrants and covenants with and to the Company as follows:

3.1         Reliance on Exemptions. The Investor understands that the New Exchanged Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the New Exchanged Securities.

3.2           No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Exchanged Securities or the fairness or suitability of the investment in the New Exchanged Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Exchanged Securities.

3.3          Validity; Enforcement. This Agreement and the Exchange Documents to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.4         No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Exchange Documents to which the Investor is a party, and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

3.5         Investment Risk; Sophistication. The Investor is acquiring the New Exchanged Convertible Note hereunder in the ordinary course of its business. The Investor has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation the merits and risks of the prospective investment in the New Exchanged Convertible Note, and has so evaluated the merits and risk of such investment. The Investor is an “accredited investor” as defined in Regulation D under the Securities Act.

3.6           Ownership of Exchange Note. As of the Closing Date, the Investor shall own and hold, beneficially and of record, the entire right, title, and interest in and to the Exchange Note free and clear of all rights and Liens (as defined above). The Investor has full power and authority to transfer and dispose of the Exchange Note to the Company free and clear of any right or Lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any part of the Exchange Note.

4.            Covenants.

4.1          Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Investor shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement.

4.2          Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City time, on the first Business Day (as defined below) after the date of this Agreement, issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the form of New Exchanged Convertible Note as an exhibit thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor's express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

4.3          Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “blue sky” laws of the states of the United States following the date hereof, if any.

4.4          Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Exchanged Conversion Shares upon each trading market upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the New Exchanged Conversion Shares from time to time issuable under the terms of the Exchange Documents. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.4.

4.5          Fees. The Company shall promptly reimburse the Investor for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby (the “Investor Counsel Expense”). The Investor Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.6          Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Exchanged Convertible Note (and upon conversion of the New Exchanged Convertible Note, the New Exchanged Conversion Shares) may be tacked onto the holding period of the Exchange Note and the Existing Notes and the New Exchanged Convertible Note shall, consequently, be deemed to have been issued as of October 31, 2014 for purposes of Rule 144 and the Company agrees not to take a position contrary to this Section 4.6. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue New Exchanged Conversion Shares that are freely tradable on the Principal Market without restriction and not containing any restrictive legend without the need for any action by the Investor and at the Company’s expense.

5.            Conditions to Company’s Obligations Hereunder.

The obligations of the Company to consummate the Exchange hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

5.1          The Investor shall have duly executed this Agreement and delivered the same to the Company.

5.2         The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

6.            Conditions to Investor’s Obligations Hereunder.

The obligations of the Investor to consummate the Exchange hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1         The Company and each Material Subsidiary (as the case may be) shall have duly executed and delivered to the Investor each of the Exchange Documents to which it is a party and the Company shall have duly executed and delivered the Investor the New Exchanged Convertible Note.

6.2          Each and every representation and warranty of the Company shall be true and correct, in all material respects, as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct, in all material respects, as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form acceptable to the Investor.

6.3          The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

6.4          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the New Exchanged Securities, including without limitation, those required by the Principal Market, if any.

6.5          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Exchange Documents.

6.6          Since the date of execution of this Agreement, no event or series of events shall have occurred that would reasonably be expected to have or result in a Material Adverse Effect.

6.7          The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the New Exchanged Conversion Shares.

6.8          The Company and its Material Subsidiaries shall have delivered to the Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

7.            Termination.

In the event that the Closing does not occur on or before five (5) Business Days from the date hereof due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party's failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at any time after the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof other than Section 4.5 (Fees) shall be null and void and the parties shall continue to comply with all terms and conditions of the Exchange Documents, as in effect prior to the execution of this Agreement.

8.            Miscellaneous.

8.1          Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2        Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.3          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4         Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Interpace Diagnostics Group, Inc.
Morris Corporate Center 1, Building A
300 Interpace Parkway

Parsippany, NJ 07054
Telephone: 412-224-6100
Attention: Jack E. Stover, President and Chief Executive Officer

Email: jstover@interpacedx.com

With a copy to:

Pepper Hamilton LLP

The New York Times Building
620 Eighth Avenue, 37th Floor

New York, New York 10018-1405
Telephone: 212-808-2711

Facsimile: 212-286-9806
Attention: Merrill M. Kraines, Esq.

Email: krainesm@pepperlaw.com

If to the Investor, to its address, facsimile number and e-mail address set forth on the signature page of the Investor, with a copy (for information purposes only) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: 212-808-7540
Facsimile: (212) 808-7897
Attention: Michael Adelstein, Esq.
Email: madelstein@kelleydrye.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

8.5          Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction (excluding any fees required to be paid by the Company to Maxim Group). The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.6          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

8.7        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8.8          Entire Agreement. This Agreement and the other Exchange Documents represent the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

8.9          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10        Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

8.11        No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.12        Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing, the exchange of the Exchange Note for the New Exchanged Convertible Note and the delivery of the New Exchanged Convertible Note and, upon conversion of the Exchanged Conversion Note, the issuance and delivery of the New Exchanged Conversion Shares.

8.13        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.14        No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTERPACE DIAGNOSTICS GROUP, INC.

By:
Name:
Title:

Acknowledged and Agreed by:

INTERPACE DIAGNOSTICS, LLC

By:	Interpace Diagnostics Group, Inc. its Sole Member

By:
Name:
Title:

INTERPACE DIAGNOSTICS CORPORATION

By:
Name:
Title:

[Exchange Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:
[ ]

By:
Name:
Title:

Address:

Attention:
Facsimile:
E-mail:

Aggregate Principal of Senior Note to be exchanged: $[•]

Conversion Price of
New Exchanged Convertible Note: $[•]

Disclosure Schedules

to

Exchange Agreement

This document and any attachments hereto constitute the Schedules referred to in the Amendment and Exchange Agreement (the “Agreement”), dated as of April 18, 2017, by and between Interpace Diagnostics Group Inc., a Delaware corporation (the “Company”), and the holder identified on the signature page thereto. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms as set forth in the Agreement.

The numbered sections and subsections referenced in this Disclosure Schedule correspond to the numbered sections and subsections of the Agreement. The headings in this Disclosure Schedule are for reference purposes only and are not a part of the responses to representations or warranties or a qualification of the representations and warranties of the Company set forth in the Agreement.

Notwithstanding anything to the contrary contained in this Disclosure Schedule or in the Agreement, the information and disclosures contained in any section of this Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other section of this Disclosure Schedule as though fully set forth in such other section for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in any section of this Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by the Agreement. Such information and the dollar thresholds set forth in the Agreement shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or similar terms whether used in the Agreement or otherwise.

Schedule 2.3

Conflicts

A.     In connection with the Company’s registered direct public offering completed on January 6, 2017 (the “Second Registered Direct Offering”), the Company granted each institutional investor who participated in the Second Registered Direct Offering the right, for a period of 15 months following January 6, 2017, or until April 6, 2018, to participate in any public or private offering by the Company of equity securities, subject to certain exceptions, up to such investor’s pro rata portion of 50% of the securities being offered. The Company has not provided written notice to any of the investors in connection with the issuance of the warrants to purchase up to an aggregate of 100,000 shares of Common Stock to certain former equityholders of RedPath Integrated Pathology, Inc. (“RedPath”) designated by RedPath Equityholder Representative, LLC (the “RedPath Equityholder Representative”) pursuant to that certain Termination Agreement, dated as of March 22, 2017, by and between the Company and the RedPath Equityholder Representative (the “Termination Agreement”).

B.      The Permitted Senior Indebtedness

Schedule 2.4

Consents

A.      On April 3, 2017, the Company submitted a Listing of Additional Shares notification to The Nasdaq Capital Market (“Nasdaq”) covering the issuance of the New Exchanged Conversion Shares. As of the date hereof, the Company has not yet received approval for the issuance of the New Exchange Conversion Shares from Nasdaq.

B.      See Schedule 2.3(A) and (B), which are incorporated herein by reference

Schedule 2.8

SEC Compliance

1. Current Report on Form 8-K filed on October 13, 2016.

2. The Company believes it may have granted options in excess of the authorized number of shares in the Amended and Restated 2004 Stock Award and Incentive Plan due to incorrect mathematical calculations as a result of its reverse stock split. The Company is investigating the matter.

Schedule 2.9

Preemptive or Other Rights

1.     See Schedule 2.3(A), which is incorporated herein by reference

2.     As of the date hereof, the Company has options and warrants to purchase Common Stock outstanding and such options and warrants have been disclosed in the Company’s SEC filings or have been issued pursuant to the Company’s Amended and Restated 2004 Stock Award and Incentive Plan.

3.     In connection with the Termination Agreement, the Company agreed to issue warrants to purchase up to an aggregate of 100,000 shares of Common Stock, exercisable at $4.69 per share and subject to a six-month lock up, to certain former equityholders of RedPath designated by the RedPath Equityholder Representative in exchange for termination of the royalty and milestone rights provided in that certain Contingent Consideration Agreement, dated October 31, 2014, and the board observer rights provided in that certain Agreement and Plan of Merger, dated October 31, 2014, in each case, entered into in connection with the Company’s acquisition of RedPath.

4.     The Permitted Senior Indebtedness.